Exhibit 99.2

V    E    R    I    S     R  E  S    I    D  E  N  T  I  A  L,     I    N    C.

NEWS RELEASE

For Immediate Release

Veris Residential, Inc.

Reports Fourth Quarter and Year End 2021 Results

Jersey City, New Jersey –  (February 23, 2022)  – Veris Residential, Inc. (NYSE: VRE) (the “Company”) today reported its results for the fourth quarter and full year 2021.

FOURTH QUARTER AND FULL YEAR 2021 HIGHLIGHTS

Operational Highlights

-	Net income (loss) of $(0.32) and $(1.39) per share for the fourth quarter and full year 2021, respectively

-	Core Funds from Operations (“Core FFO”) per share of $0.17 and $0.68 for the fourth quarter and full year 2021, respectively

-

The 6,691-unit operating multifamily portfolio was 96.6% occupied as of December 31, 2021.  The Same Store 5,499-unit operating multifamily portfolio was 96.4% occupied as of December 31, 2021, 2.8% above pre-pandemic levels

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Fourth quarter 2021 multifamily year-over-year and quarter-over-quarter Same Store Net Operating Income (“NOI”) increased by 21.0% and 7.0%, respectively, reflecting higher occupancy,  scaling back of concessions and increasing market rents during the quarter

-	181,500 square feet of office leases were signed in 2021, comprised of 85,500 square feet of new leases and 96,000 square feet of lease renewals and expansions

-	New 15-year 130,400 square foot lease with Collectors Universe was executed in January 2022

-	Amanda Lombard, who was appointed Chief Accounting Officer in January 2022, will transition to Chief Financial Officer on April 1, 2022

Progress in Transition to Pure-Play Multifamily REIT

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Multifamily portfolio accounts for 56% of the fourth quarter 2021 NOI following $741 million of suburban office sales and the $210 million disposal of 111 River Street in Hoboken, NJ, completed in January 2022

-	As of February 23, 2022, 6 land parcels are under contract for a total gross value of approximately $155 million

-	Strengthened balance sheet following redemption of $575 million of unsecured corporate bonds and a new $250 million secured revolving credit facility entered into in May 2021

-	Corporate rebranding to Veris Residential, Inc., signifies strategic shift to environmentally- and socially-conscious multifamily REIT

Mahbod Nia, Chief Executive Officer, commented: “2021 was a transformative year for our Company, during which we continued to execute on value-enhancing initiatives aligned with our strategic objective of transitioning into an environmentally- and socially-conscious, forward-thinking pure-play multifamily REIT. Our rebrand to Veris Residential, Inc. in the fourth quarter marked an important next step in our progress, with our new ethos and values grounded in transparency and corporate responsibility, now serving as our guiding compass for decision-making at the Company.

Mr. Nia continued: “We begin 2022 from a position of strength, with continued leasing momentum across our multifamily portfolio as well as a number of non-strategic asset sales that will generate significant liquidity and provide optionality during the course of the year as we seek to continue creating value for our shareholders.”

FINANCIAL HIGHLIGHTS

For more information and a reconciliation of FFO, Core FFO, Adjusted EBITDA and NOI to net income (loss) attributable to common shareholders, please refer to the following pages and the Company’s Supplemental Operating and Financial Data package for the fourth quarter 2021. Please note that all presented per share amounts are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended December 31, 2021 was $(26.3) million, or $(0.32) per share, compared to $65.6 million, or $0.67 per share, for the quarter ended December 31, 2020.  For the year ended December 31, 2021, net income (loss) available to common shareholders equaled $(119.0) million, or $(1.39) per share, as compared to $(51.4) million, or $(0.70) per share, for the same period last year.

FFO for the quarter ended December 31, 2021 was $3.5 million, or $0.04 per share, compared to $23.3 million, or $0.23 per share, for the quarter ended December 31, 2020.  For the year ended December 31, 2021, FFO equaled $(22.8) million, or $(0.23) per share, as compared to $68.1 million, or $0.68 per share, for the same period last year.

For the fourth quarter 2021, Core FFO was $17.1 million, or $0.17 per share, compared to $16.2 million, or $0.16 per share for the same period last year.  For the year ended December 31, 2021, Core FFO equaled $68.2 million, or $0.68 per share, as compared to $107.3 million, or $1.07 per share, for the same period last year. Both net income (loss) available to common shareholders and Core FFO year-over-year variances are primarily due to the suburban asset disposals.

MULTIFAMILY PORTFOLIO HIGHLIGHTS

The Company’s operating multifamily portfolio, comprised of 6,691 units, was 96.6% occupied as of December 31, 2021.

The Same Store 5,499-unit operating multifamily portfolio was 96.4% occupied as of December 31, 2021,  2.8% above pre-pandemic levels and in line with September 30, 2021.

Multifamily Same Store fourth quarter 2021 year-over-year and quarter-over-quarter NOI increased by 21.0% and 7.0%, respectively, reflecting higher occupancy, scaling back of concessions and increasing market rents during the quarter. Excluding the impact of $0.8 million of real estate tax catch-up payments in the fourth quarter 2020, the multifamily Same Store fourth quarter 2021 NOI increased by 16.2% year-over-year.

Multifamily Same Store full year NOI decreased by 4.4% compared to 2020, reflecting higher concessions offered during the pandemic burning off in the year and elevated marketing costs to recover occupancy.

Multifamily Development

The Company commenced lease-up and stabilized three properties in New Jersey during 2021, adding 866 units to the operating multifamily portfolio. The three properties contributed $2.7 million to the fourth quarter NOI.

Haus 25, a 750 unit property located at 25 Christopher Columbus in Jersey City, NJ, the only property currently under construction, is expected to start leasing in the second quarter 2022.

OFFICE PORTFOLIO HIGHLIGHTS

As of December 31, 2021, the Company’s consolidated office portfolio was comprised of seven operational properties across 4.9 million rentable square feet and was 74.0% leased.

The Waterfront office portfolio was 72.0% leased compared to 73.3% as of September 30, 2021, driven primarily by the TD Ameritrade, Maersk and Aspen Insurance departures (64,300 square feet).

The Company signed 181,500 square feet of new leases, renewals or expansions in 2021, including 5,400 square feet of renewals and expansions signed during the fourth quarter 2021.

In January 2022, a new 15-year 130,400 square foot lease was executed with Collectors Universe at Harborside 3, replacing and expanding into MUFG’s space. MUFG was not in occupation of its full space and surrendered 100,300 square feet of its lease,  paying a $25 million termination fee.

Office Same Store full year revenue decreased by 1.1% and Same Store full year NOI decreased by 1.6%.

Office Same Store fourth quarter 2021 year-over-year revenue increased by 4.0% and Same Store year-over-year NOI increased by 1.4%.

TRANSACTION ACTIVITY

In 2021, the Company completed $741 million of suburban office sales across 16 properties.

Waterfront Office Dispositions

On January 21, 2022, the Company completed the disposal of 111 River Street in Hoboken, NJ, for $210 million.

Suburban Office Dispositions

During the fourth quarter 2021, the Company completed the disposal of 4 Gatehall Drive in Parsippany, NJ, for $25.3 million and a retail land lease in Hanover, NJ, for $5.6 million.

Land Dispositions

As of February 23, 2022, the Company had 6  land parcels with a total gross value of approximately $155 million under binding contracts.

In 2021, the Company completed $5.3 million of land sales across 2 parcels, of which the disposal of 346/360 University Avenue land parcel, Newark, NJ was completed for $4.5 million in the fourth quarter 2021.

BALANCE SHEET/CAPITAL MARKETS

At December 31, 2021, the Company had a debt-to-undepreciated assets ratio of 46.8% compared to 48.4% at December 31, 2020.

Refinancing

On December 22, 2021, the Company refinanced the $109 million construction loan related to the Capstone in Port Imperial with a 3-year $135 million floating-rate facility with two 1-year extension options at an interest margin of 1.2% over SOFR.

On October 27, 2021, the Company refinanced the $62 million construction loan related to the Upton in Short Hills with a 5-year $75 million floating-rate facility at an interest margin of 1.4% over 1-month LIBOR. The Company simultaneously purchased a 3-year LIBOR cap at a strike rate of 1.0%.

Corporate Debt

On May 6, 2021, the Company entered into a new $250 million secured revolving credit facility and a $150 million secured term loan, which has now been fully retired. Simultaneously, the Company fully satisfied its unsecured corporate bonds.

At-The-Market (“ATM”)

On December 13, 2021, the Company established an At-The-Market program through which the Company may issue and sell, from time to time, up to $200 million of shares of its common stock. The Company intends to use net proceeds from any sales of the shares under the ATM program for general corporate purposes.

SUSTAINABILITY INITIATIVES

During the past 18 months, the Company has undertaken a number of initiatives at the property and corporate levels that align with its core values as an environmentally- and socially-conscious, forward-thinking multifamily company.

In 2021, the Company formally endorsed global sustainability initiatives, such as the Climate Group's EV 100 (the first U.S. real estate company to do so) on November 9, 2021. The Company also committed to further promoting diversity, equity and inclusion in the workplace, becoming a signatory of the CEO Action for Diversity & Inclusion Pledge in September 2021.

This past year, the Company took a number of steps at its headquarters and properties to reduce its overall carbon footprint – establishing thoughtfully-designed new developments, adopting cutting-edge technology to improve energy consumption, and upgrading building management systems to include smart meters and thermostats as well as remote energy conservation via mobile devices. As of December 31, 2021, 25% of the Company’s wholly owned multifamily portfolio (by number of units) was LEED certified.

On November 12, 2021, the Company received WELL Health and Safety certification across all of its 14 wholly-owned multifamily properties and selectively began piloting a number of sustainable technologies, including hydroponic vegetable planting and net zero drinking water solutions, in addition to a wide range of health and wellbeing initiatives.

THIRD PARTY MANAGEMENT

The Company has a strong multifamily operational platform that until recently managed properties for a number of blue-chip institutional clients. We are committed to further developing our operational capabilities as we seek to become a truly best-in-class leader in the multifamily sector. During the past year, we have taken several steps to reshape and enhance our operational architecture, while investing in people and technologies that will further elevate the Company. This is a priority and, as such, we have taken the decision to terminate all third party management activities effective year-end 2021, focusing solely on managing our owned properties.

DIVIDEND POLICY

The Company anticipates its regular quarterly common dividend to remain suspended while it seeks to conclude its transition into a pure-play multifamily REIT.

FINANCIAL LEADERSHIP TRANSITION

On January 12, 2022, pursuant to the Company’s transition plan for its financial leadership, Amanda Lombard was named Chief Accounting Officer, effective January 18, 2022, and will transition to Chief Financial Officer on April 1, 2022. Concurrently, Gwen Marnell, the current Senior Vice President – Corporate Controller, who has been with the Company for 17 years will become Chief Accounting Officer. Prior to joining Veris Residential, Inc. in 2004, Ms. Marnell worked at Vornado Realty Trust as the portfolio controller responsible for the financial reporting of the New York Office Division.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for February 24, 2022 at 8:30 a.m. Eastern Time, which will be broadcast live via the Internet at: http://investors.verisresidential.com/corporate-overview.

The live conference call is also accessible by calling (646) 828-8073 and requesting the Veris Residential, Inc. earnings conference call or by using passcode, 7660439.

The conference call will be rebroadcast on Veris Residential, Inc.’s website at http://investors.verisresidential.com/corporate-overview beginning at 10:30 a.m. Eastern Time on February 24, 2022.

A replay of the call will also be accessible February 24, 2022 through March 3, 2022 by calling (719) 457-0820 and using the passcode, 7660439.

Copies of Veris Residential, Inc.’s 2021 Form 10-K and fourth quarter Supplemental Operating and Financial Data are available on Veris Residential, Inc.’s website, as follows:

2021 Form 10-K:

http://investors.verisresidential.com/sec-filings

Fourth Quarter 2021 Supplemental Operating and Financial Data:

http://investors.verisresidential.com/quarterly-supplementals

In addition, once filed, these items will be available upon request from:

Veris Residential, Inc. Investor Relations Department

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

NON-GAAP FINANCIAL MEASURES

Included in this press release are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, each a “non-GAAP financial measure”, measuring Veris Residential, Inc.’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Veris Residential, Inc. believes these metrics can be an useful measure of its performance which is further defined below.

For reconciliation of FFO and Core FFO to Net Income (Loss), please refer to the following pages. For reconciliation of NOI, and Adjusted EBITDA to Net Income (Loss), please refer to the Company’s disclosure in the Quarterly Financial and Operating Data package for the fourth quarter 2021.

FFO

FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

NOI and Same Store NOI

NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed.

Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.

ABOUT THE COMPANY

Veris Residential, Inc. is a forward-thinking, environmentally- and socially-conscious real estate investment trust (REIT) that primarily owns, operates, acquires, and develops holistically-inspired, Class A multifamily properties that meet the sustainability-conscious lifestyle needs of today's residents while seeking to positively impact the communities it serves and the planet at large. The company is guided by an experienced management team and Board of Directors and is underpinned by leading corporate governance principles, a best-in-class and sustainable approach to operations, and an inclusive culture based on equality and meritocratic empowerment.

For additional information on Veris Residential, Inc. and our properties available for lease, please visit http://www.verisresidential.com/.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” "target," “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants and residents will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Investors

investors@verisresidential.com

Media

Amanda Shpiner/Grace Cartwright

Gasthalter & Co.

212-257-4170

veris-residential@gasthalter.com

Veris Residential, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
REVENUES	2021	2020	2021	2020
Revenue from leases	$75,841	$67,238	$282,791	$272,970
Real estate services	1,848	2,766	9,596	11,390
Parking income	4,483	3,272	15,003	15,604
Hotel income	3,833	997	10,618	4,287
Other income	2,228	2,291	11,309	9,311
Total revenues	88,233	76,564	329,317	313,562

EXPENSES
Real estate taxes	11,901	12,881	47,859	45,801
Utilities	3,986	3,153	14,802	13,717
Operating services	20,020	17,134	71,851	68,313
Real estate services expenses	3,019	3,448	12,857	13,555
General and administrative	13,851	11,636	57,198	71,058
Dead deal and transaction-related costs	5,805	-	12,221	2,583
Depreciation and amortization	25,208	28,931	111,618	122,035
Property impairments	7,426	-	13,467	36,582
Land and other impairments, net	12,386	(6,584)	23,719	16,817
Total expenses	103,602	70,599	365,592	390,461

OTHER (EXPENSE) INCOME
Interest expense	(15,828)	(19,197)	(65,192)	(80,991)
Interest and other investment income (loss)	5,144	1	524	43
Equity in earnings (loss) of unconsolidated joint ventures	(1,420)	(3,551)	(4,251)	(3,832)
Realized gains (losses) and unrealized gains (losses) on disposition of
rental property, net	2,501	13,396	3,022	5,481
Gain on disposition of developable land	2,004	974	2,115	5,787
Gain (loss) on sale of unconsolidated joint ventures	-	35,184	(1,886)	35,184
Loss from extinguishment of debt, net	(343)	(272)	(47,078)	(272)
Total other income (expense)	(7,942)	26,535	(112,746)	(38,600)
Income (loss) from continuing operations	(23,311)	32,500	(149,021)	(115,499)

Discontinued operations:
Income from discontinued operations	(9)	10,697	13,930	70,700
Realized gains (losses) and unrealized gains (losses) on
disposition of rental property and impairments, net	83	35,101	25,552	11,201
Total discontinued operations, net	74	45,798	39,482	81,901
Net income (loss)	(23,237)	78,298	(109,539)	(33,598)
Noncontrolling interests in consolidated joint ventures	925	795	4,595	2,695
Noncontrolling interest in Operating Partnership of income
from continuing operations	2,611	(2,582)	15,469	13,277
Noncontrolling interests in Operating Partnership in discontinued operations	(7)	(4,409)	(3,590)	(7,878)
Redeemable noncontrolling interests	(6,564)	(6,470)	(25,977)	(25,883)
Net income (loss) available to common shareholders	$(26,272)	$65,632	$(119,042)	$(51,387)

Basic earnings per common share:
Income (loss) from continuing operations	$(0.32)	$0.22	$(1.79)	$(1.51)
Discontinued operations	-	0.45	0.40	0.81
Net income (loss) available to common shareholders	$(0.32)	$0.67	$(1.39)	$(0.70)

Diluted earnings per common share:
Income (loss) from continuing operations	$(0.32)	$0.22	$(1.79)	$(1.51)
Discontinued operations	-	0.45	0.40	0.81
Net income (loss) available to common shareholders	$(0.32)	$0.67	$(1.39)	$(0.70)

Basic weighted average shares outstanding	90,946	90,677	90,839	90,648

Diluted weighted average shares outstanding	99,963	100,338	99,893	100,260

Veris Residential, Inc.

Statements of Funds from Operations and Core FFO

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss) available to common shareholders	$(26,272)	$65,632	$(119,042)	$(51,387)
Add (deduct): Noncontrolling interests in Operating Partnership	(2,611)	2,582	(15,469)	(13,277)
Noncontrolling interests in discontinued operations	7	4,409	3,590	7,878
Real estate-related depreciation and amortization
on continuing operations (a)	27,574	30,960	120,416	132,816
Real estate-related depreciation and amortization
on discontinued operations	9	831	974	4,806
Property Impairments on continuing operations	7,426	-	13,467	36,582
Impairment of unconsolidated joint venture investment
(included in Equity in earnings)	-	2,562	(2)	2,562
(Gain) loss on sale from unconsolidated joint ventures	-	(35,184)	1,886	(35,184)
Continuing operations: Realized (gains) losses and unrealized (gains)
losses on disposition of rental property, net	(2,501)	(13,396)	(3,022)	(5,481)
Discontinued operations: Realized (gains) losses and unrealized (gains)
losses on disposition of rental property, net	(83)	(35,101)	(25,552)	(11,201)
Funds from operations (b)	$3,549	$23,295	$(22,754)	$68,114

Add (Deduct):
(Gain) loss from early extinguishment of debt, net	343	272	47,078	272
Dead deal and post sales items in Other Income/expense	-	-	(2,957)	277
Dead deal and transaction-related costs	5,805	-	12,221	2,583
Land and other impairments	12,386	(6,584)	23,719	16,817
Loan receivable loss allowance	(4,906)	-	246	-
(Gain) on disposition of developable land	(2,004)	(974)	(2,115)	(5,787)
CEO and related management change costs	-	-	2,089	-
Severance/Management restructuring/Rebranding	1,938	191	10,634	11,929
Reporting system conversion costs	-	-	-	363
Proxy fight costs	-	-	-	12,770
Core FFO	$17,111	$16,200	$68,161	$107,338

Diluted weighted average shares/units outstanding (c)	99,963	100,338	99,893	100,260

Funds from operations per share/unit-diluted	$0.04	$0.23	$(0.23)	$0.68

Core funds from operations per share/unit diluted	$0.17	$0.16	$0.68	$1.07

Dividends declared per common share	$-	$-	$-	$0.40

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$(2,295)	$(4,365)	$(13,301)	$(11,690)
Tenant improvements & leasing commissions (d)	(930)	(6,248)	(3,338)	(21,300)
Tenant improvements & leasing commissions
on space vacant for more than a year	(4,507)	(2,479)	(19,142)	(13,131)
Straight-line rent adjustments (e)	169	(2,184)	(7,681)	(3,928)
Amortization of (above)/below market lease intangibles, net	(525)	(1,048)	(2,712)	(3,709)
Amortization of stock compensation	3,167	2,019	11,161	7,926
Amortization of lease inducements	17	(21)	(10)	55
Non real estate depreciation and amortization	325	342	1,304	1,610
Amortization of debt discount/(premium) and mark-to-market, net	-	(373)	231	(1,086)
Amortization of deferred financing costs	1,199	1,467	4,568	4,625

(a)

Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $2,690 and $2,371 for the three months ended December 31, 2021 and 2020, respectively, and $10,103 and $12,391 for the twelve months ended December 31, 2021 and 2020, respectively.  Excludes non-real estate-related depreciation and amortization of $325 and $342 for the three months ended December 31, 2021 and 2020, respectively, and $1,304 and $1,610 for the twelve months ended December 31, 2021 and 2020, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO" in this release.
(c)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,690 and 9,412 shares for the three months ended December 31, 2021 and 2020, respectively, and 8,741 and 9,411 for the twelve months ended December 31, 2021 and 2020, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)

Includes free rent of $3,554 and $4,972 for the three months ended December 31, 2021 and 2020, respectively, and $18,385 and $15,159 for the twelve months ended December 31, 2021 and 2020, respectively. Also includes the Company's share from unconsolidated joint ventures of $(75) and $108 for the three months ended December 31, 2021 and 2020, respectively, and $746 and $177 for the twelve months ended December 31, 2021 and 2020, respectively.

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss) available to common shareholders	$(0.32)	$0.67	$(1.39)	$(0.70)
Add (deduct): Real estate-related depreciation and amortization
on continuing operations (a)	0.28	0.31	1.21	1.32
Real estate-related depreciation and amortization
on discontinued operations	-	0.01	0.01	0.05
Redemption value adjustment to redeemable noncontrolling interests	0.03	0.05	0.08	0.13
Property impairments on continuing operations	0.07	-	0.13	0.36
Joint venture impairments	-	0.03	-	0.03
(Gain) loss on sale from unconsolidated joint ventures	-	(0.35)	0.02	(0.35)
Continuing operations: Realized (gains) losses and unrealized (gains) losses
on disposition of rental property, net	(0.03)	(0.13)	(0.03)	(0.05)
Discontinued operations: Realized (gains) losses and unrealized (gains) losses
on disposition of rental property, net	-	(0.35)	(0.26)	(0.11)
Noncontrolling interest/rounding adjustment	0.01	(0.01)	-	-
Funds from operations (b)	$0.04	$0.23	$(0.23)	$0.68

Add (Deduct):
(Gain) loss on extinguishment of debt	-	-	0.47	-
Land and other impairments	0.12	(0.07)	0.24	0.17
Dead deal and transaction-related costs	0.06	-	0.12	0.03
Loan receivable loss allowance	(0.05)	-	-	-
(Gain) on disposition of developable land	(0.02)	(0.01)	(0.02)	(0.06)
Severance/Management restructuring/Rebranding	0.02	-	0.11	0.12
CEO and related management change costs	-	-	0.02	-
Proxy fight costs	-	-	-	0.13
Dead deal and post sales items in Other Income/expense	-	-	(0.03)	-
Noncontrolling interest share on consolidated joint ventures	-	-	-	-
Noncontrolling interest/rounding adjustment	-	0.01	-	-
Core FFO	$0.17	$0.16	$0.68	$1.07

Diluted weighted average shares/units outstanding (c)	99,963	100,338	99,893	100,260

(a)

Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $0.03 and $0.03 for the three months ended December 31, 2021 and 2020, respectively, and $0.13 and $0.15 for the twelve months ended December 31, 2021 and 2020, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,690 and 9,412 shares for the three months ended December 31, 2021 and 2020, respectively, and 8,741 and 9,411 for the twelve months ended December 31, 2021 and 2020, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Veris Residential, Inc.

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	December 31,	December 31,
Assets	2021	2020
Rental property
Land and leasehold interests	$494,935	$639,636
Buildings and improvements	3,375,266	3,743,831
Tenant improvements	106,654	171,623
Furniture, fixtures and equipment	100,011	83,553
	4,076,866	4,638,643
Less – accumulated depreciation and amortization	(583,416)	(656,331)
	3,493,450	3,982,312
Rental property held for sale, net	618,646	656,963
Net investment in rental property	4,112,096	4,639,275
Cash and cash equivalents	31,754	38,096
Restricted cash	19,701	14,207
Investments in unconsolidated joint ventures	137,772	162,382
Unbilled rents receivable, net	72,285	84,907
Deferred charges, goodwill and other assets, net	151,347	199,541
Accounts receivable	2,363	9,378

Total assets	$4,527,318	$5,147,786

Liabilities and Equity
Senior unsecured notes, net	$-	$572,653
Revolving credit facility and term loans	148,000	25,000
Mortgages, loans payable and other obligations, net	2,241,070	2,204,144
Dividends and distributions payable	384	1,493
Accounts payable, accrued expenses and other liabilities	134,977	194,717
Rents received in advance and security deposits	26,396	34,101
Accrued interest payable	5,760	10,001
Total liabilities	2,556,587	3,042,109
Commitments and contingencies

Redeemable noncontrolling interests	521,313	513,297

Equity:
Veris Residential, Inc. stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
90,948,008 and 90,712,417 shares outstanding	909	907
Additional paid-in capital	2,530,383	2,528,187
Dividends in excess of net earnings	(1,249,319)	(1,130,277)
Accumulated other comprehensive income (loss)	9	-
Total Veris Residential, Inc. stockholders’ equity	1,281,982	1,398,817

Noncontrolling interests in subsidiaries:
Operating Partnership	127,053	148,791
Consolidated joint ventures	40,383	44,772
Total noncontrolling interests in subsidiaries	167,436	193,563

Total equity	1,449,418	1,592,380

Total liabilities and equity	$4,527,318	$5,147,786